AGENCY AGREEMENT

between

International Supply Chain Alliance Co., Ltd.

and

Blue Print Global Limited

AGENCY AGREEMENT

THIS AGENCY AGREEMENT made this 7th day of December, 2022

BETWEEN the Undersigned:

1. International Supply Chain Alliance Co. Ltd., a company duly incorporated under the laws of Hong Kong Special Administrative Region, having its business address at Room D2, 2/F Lucky Horse Industrial Building, 64 Tong Mei Road, Kowloon, Hong Kong, hereinafter referred to as: "Agent", duly represented by its legal representative,;

and

2. Blue Print Global Limited, a company duly incorporated under the laws of the British Virgin Islands (Company number: 2112890), having its business address at c/o Room 1116, 11/F, Star House, 3 Salisbury Road, Tsim Sha Tsui, Kowloon, Hong Kong, hereinafter referred to as: "Principal", duly represented by its legal representative,;

The Undersigned will hereinafter individually be referred to as "Party" and together as the

"Parties"

WHEREAS

a) the Principal is a supplier of a warehouse security patrol robot ("PRODUCT"). The Principal desires to appoint an agent as Principal's authorized agent of PRODUCT in the Territory (as hereinafter defined) on the terms and conditions set forth herein;

b) the Agent desires to obtain an appointment to become Principal´s authorized agent of PRODUCT in the Territory subject to the terms and conditions set forth herein.

c) in consideration of the aforementioned statements, which shall form an integral and substantial part of this Agreement, and of the mutual agreements contained herein, Parties whish to lay down the terms and conditions of the appointment:

Have agreed as follows:

1. Appointment

Principal hereby appoints the Agent as its agent to act as an intermediary for the account of and on behalf of the Principal in concluding sales agreements concerning PRODUCT within the Territory. The Agents accepts the appointment. Parties declare that PRODUCT is known by both of them.

2 Term

2.1 The commencement date of this agreement is on the date first written above. This agreement is entered into for a five (5) years period.

2.2 fact that Parties continue This agreement shall be automatically renewed after the expiry of the first term of a five (5) years period if no written "non-renewal notice" is served by either party at least 30 days before the expiry date. Notwithstanding the renewal is without having entered

into a new written agreement, the new agreement will be deemed to be based on the same terms and conditions with a duration of another five (5) years. There is no automatic renewal at the expiry of the second five (5) years term.

2.3 There is no early termination option for this agreement.

3 Territory

3.1 The Territory is: The People's Republic of China

3.2 The Agent shall fulfill its obligations within this territory on a non-exclusive basis.

3.3 The Principal is allowed to conclude sales agreements with purchasers established within the Territory or to sell the Products within the Territory for example by means of a sales office.

4 Obligations of Agent

4.1 The Agent agrees to use its best efforts to fulfill its obligations under this agreement. The Agent shall inform the Principal on market conditions and on the market position of the Principal in the Territory.

4.2 The Principal shall support the Agent in the fulfillment of its obligations by means of:

- making available all Product information/an example of the Products;
- providing general sales terms and conditions and valid pricelists;
- providing all other necessary information and directions

4.3 During and for the period of one year after termination of this agreement the Agent shall not directly nor indirectly be involved with the sales or trade of any product that is comparable to and/or competitive and/or could serve as a substitute for the Product.

5 Indemnification

5.1 The Agent is fully indemnified by the Principal on any damages and losses arising from acting as an agent of the Principal.

6 Right on commission payment

6.1 The Agent is allowed to payment of commission on a quarterly basis. The commission is calculated based on 10% of all delivered and invoiced direct orders. The commission will be payable provided that the purchaser has fulfilled all its obligations of the sales agreement to the Principal. The purchaser is deemed to have fulfilled its obligations at the moment the Principal has received its payment for the Products. The Principal is to bear all Agent's costs for setting up an operating unit to provide services called for under this Agreement after the amount of these costs have been agreed upon by the Principal and the Agent.

6.2 A direct order is a order resulting in a sales agreement on the Product entered into between the Principal and the purchaser, which sales agreement is a concluded through the active intermediation of the Agent. An indirect order is a order resulting in a sales agreement on the Product entered into between the Principal and the purchaser, which sales agreement is concluded without active intermediation of the Agent, for example (but not limited to) an order

resulting in a sales agreement with a purchaser established in the Territory directly concluded with the Principal during a trade fair.

6.3 The commission as agreed upon will be the sole payment the Agent is entitled to.

7 Payment and eligibility of commission

7.1 The Agent is entitled to the reimbursement of its expenses on a reimbursement basis.

7.2 The Agent will monthly provided the Principal with a expenses form and the substantiation of its claim on reimbursement. Reimbursement claims not properly supported by relevant documentations shall be denied for reimbursement by the Principal. Eligible reimbursements shall be paid to the Agent within 15 days after the monthly report is submitted to the Principal.

7.3 The Principal will provide the Agent on a quarterly basis a specified commission overview.

7.4 This overview will be provided to the Agent before every 15th day of the month following the period concerning the commission payment. This overview will mention the orders received from the Agent during the three previous months. The overview will also mention the total amount of commission due and payable with reference to the specific received orders the commission is based upon.

7.5 The Principal will every quarter provide the Agent with the amount of commission due and payable. The Principal will pay the amount due to the Agent within 15 days after the Agent receive the advice on the commission amount.

8 Effects of termination

At termination of this agreement the Agent is obliged to immediately cease its intermediation services, included but not limited to the use of the name of the Principal, and to return all promotional material received from or provided by the Principal during this agreement.

9 Jurisdiction and Governing Law

9.1 This agreement shall be governed by, construed and enforce with the laws of the laws of the Special Administrative Region of Hong Kong ("Hong Kong").

9.2 All disputes arising between Parties as a result of or in connection with this agreement or the execution thereof, shall first and only be submitted for assessment to the competent court in Hong Kong, unless provisions of mandatory Hong Kong laws prescribe otherwise.

10...Independent contractor status

10.1 The Agent is an independent contractor of the Principal, not its employee

11 Miscellaneous

11.1 Changes of or additions to this agreement are only valid if agreed upon in writing.

11.2 Any provision, section or subsection of this agreement which is, or becomes, illegal, invalid or unenforceable shall, pursuant to applicable law, be severed from this agreement and be ineffective to the extend of such illegality, invalidity or unenforceability and shall not effect or impair the remaining provisions hereof, being it understood that such provision, section or subsection of this agreement which is, or becomes, illegal, invalid or unenforceable shall be deemed replaced by a valid provision which shall reflect their original understandings and intention of the Parties.

Principal: Blue Print Global Limited

Signature

Agent: International Supply Chain Alliance Co. Ltd.

Signature